                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-47503 of Navigant International, Inc., of our report dated September 23, 1996 relating to the financial statements of MTA, Inc. (not presented separately herein) as of December 31, 1995, and for the period from January 25, 1995 (date of incorporation) to December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE LLP
Seattle, Washington
June 3, 1998